Exhibit 5.2

BAKER & MCKENZIE LLP

10250 Constellation Boulevard

Suite 1850

Los Angeles, California 90067

July 28, 2025

Acuity Inc.

Acuity Brands Lighting, Inc.

Acuity Intelligent Spaces Inc.

QSC, LLC

ABL IP Holding LLC

c/o Acuity Inc.

1170 Peachtree Street, N.E., Suite 1200

Atlanta, Georgia 30309

Re: Post-Effective Amendment to Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Acuity Inc., a Delaware corporation (the “Company”), Acuity Brands Lighting, Inc., a Delaware corporation (“ABL”), Acuity Intelligent Spaces Inc., a Delaware corporation (“AIS”), QSC, LLC, a California limited liability company (“QSC”), and ABL IP Holding LLC, a Georgia limited liability company (“ABL IP” and together with ABL, AIS and QSC, the “Guarantors”, and each, individually, a “Guarantor”), in connection with the preparation and filing on the date hereof with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), of a post-effective amendment (the “Amendment”), excluding the documents incorporated by reference therein, to the registration statement on Form S-3 filed with the SEC on October 26, 2023 (the “Original Registration Statement”; the Original Registration Statement, as amended by the Amendment, is referred to herein as the “Registration Statement”) relating to the offering from time to time of (i) one or more series of debt securities by the Company (the “Debt Securities”) and (ii) guarantees, if any, of the Debt Securities (the “Guarantees”) by the Guarantors. The Amendment includes a prospectus for offerings of Debt Securities and Guarantees (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Debt Securities and, if applicable, Guarantees.

The Debt Securities and the Guarantees are to be issued pursuant to an Indenture, dated as of the date hereof (the “Indenture”), by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the issuance of Debt Securities and Guarantees. In furtherance of the foregoing, with respect to the securities registered by the Registration Statement other than the Debt Securities and Guarantees, we note that you have received an opinion, dated October 26, 2023, of Foley & Larder LLP, which was filed as Exhibit 5.1 to the Original Registration Statement.

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise, of such instruments, corporate records, certificates of public officials and other persons, and other documents as we have deemed necessary or advisable for purposes of this opinion.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) all documents (other than, to the extent of our opinions expressed below, the Indenture) reviewed by us have been duly authorized, executed and delivered by all parties thereto; (vii) the Registration Statement, and any additional post-effective amendments thereto, will be effective and comply with all applicable laws; (viii) one or more Prospectus Supplements will have been prepared and filed in a timely manner with the SEC describing the Debt Securities and any Guarantees offered thereby and will comply with all applicable laws; (ix) all Debt Securities and Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (x) none of the terms of any Debt Security or Guarantee, nor the issuance and delivery of such Debt Security or Guarantee, nor the compliance by the Company or any Guarantor with the terms thereof will violate any applicable law, will conflict with any matter of public policy, or will result in a breach of or default under any provision of any instrument or agreement then binding upon the Company or any Guarantor or any of its assets or properties or a violation of any restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor or any of its assets or properties; (xi) the Indenture has been duly authorized, executed and delivered by the Trustee and is the valid and legally binding obligation of the Trustee; (xii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities and Guarantees offered will have been duly authorized and validly executed and delivered by the Company and the Guarantors, as applicable, and the other parties thereto; and (xiii) ABL IP is a validly existing limited liability company in good standing under the laws of the State of Georgia, has all necessary limited liability company power to execute and deliver and to perform its obligations under the Indenture, has taken all necessary limited liability company action to duly authorize the execution, delivery and performance of the Indenture and has duly executed the Indenture as a matter of Georgia law. As to any facts material to the opinions expressed herein, we have relied upon and assumed the accuracy of, without independent verification, written and oral statements and representations of officers and other representatives of the Company, the Guarantors and others and filings made by the Company and the Guarantors with the SEC.

Based on the foregoing, and in reliance thereon, and subject to the assumptions, qualifications, exclusions and other limitations contained herein, we are of the opinion that:

1. With respect to the Debt Securities, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of Directors of the Company, or persons duly authorized thereby, has taken all necessary corporate action to authorize and approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; (iii) such Debt Securities and any supplemental indenture or other instruments establishing such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Indenture; and (iv) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, or persons duly authorized thereby, then upon such Debt Securities having been duly delivered to the purchasers thereof against payment of the consideration therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. With respect to the Guarantees, when (i) the Board of Directors or Board of Managers, as applicable, of each applicable Guarantor, or persons duly authorized thereby, has taken all necessary corporate or limited liability company, as applicable, action to authorize and approve the issuance and terms of such Guarantees, the terms of the offering thereof and related matters; (ii) such Guarantees and any supplemental indenture or other instruments establishing such Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of the Indenture; (iii) such Guarantees have been issued and sold as contemplated by the Registration Statement, the Prospectus and any related Prospectus Supplement, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and the Board of Directors or Board of Managers, as applicable, of each such Guarantor, or persons duly authorized thereby, and (iv) the conditions set forth in clauses (i) through (iv) in our opinion expressed in numbered paragraph 1 above have been satisfied with respect to the Debt Securities to which such Guarantees relate, then upon such Debt Securities and Guarantees having been duly delivered to the purchasers thereof against payment of the consideration therefor, such Guarantees will constitute valid and binding obligations of each such Guarantor, enforceable against each such Guarantor in accordance with their terms.

Our opinions expressed above are subject to the effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

We express no opinion concerning the validity or enforceability of any provision (i) that purports to waive or does not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, including any right to a jury trial, (ii) that provides for indemnification, contribution or limitations on liability, or (iii) that requires a judgment or decree with respect to a security denominated in a currency other than U.S. dollars be awarded in U.S. dollars at a rate of exchange as of a particular date or converted into a currency other than U.S. dollars, in each case, to the extent applicable law otherwise provides. We also express no opinion as to whether a state court outside of the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the Debt Securities or Guarantees.

The law covered by the opinions expressed above is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the California Revised Uniform Limited Liability Company Act. We express no opinion as to the laws of any other jurisdiction, or any other law of the State of Delaware or of the State of California, and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. Debt Securities and Guarantees may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion letter should the present law of the State of New York, the General Corporation Law of the State of Delaware or the California Revised Uniform Limited Liability Company Act be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Amendment and to the use of our name in the Prospectus forming a part of the Amendment under the caption “Validity of the Securities.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Baker & McKenzie LLP

3